MERCHANTS BANCSHARES, INC.
BURLINGTON, VERMONT
1994 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF MEETING
PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 24, 1994
To the Shareholders of
      MERCHANTS BANCSHARES, INC.

      Notice is hereby given that the regular Annual Meeting of Shareholders of Merchants Bancshares, Inc., a Delaware corporation (the ''Company''), will be held at the Ramada Inn, 1117 Williston Road, South Burlington, Vermont on Tues-day, May 24, 1994, at 4:00 p.m. for the following purposes:

      1. To elect the five individuals listed as nominees in the at-tached Proxy Statement to the Board of Directors of the Com-pany.

      2. To ratify the appointment of the firm of Arthur Andersen & Co., as independent auditors of the Company for the year 1994.

      3. To act upon such other matters as may properly come before the Annual Meeting of Shareholders or any postponements or adjourn-ments thereof.

      Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on April 8, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

BY ORDER OF THE BOARD OF DIRECTORS

			 Dudley H. Davis
			       President

Burlington, Vermont
April 21, 1994
      YOUR ATTENTION IS INVITED TO THE PROXY STATEMENT WHICH FOLLOWS AND TO THE ENCLOSED PROXY CARD. IN ORDER THAT YOUR SHARES MAY BE VOTED BY PROXY AS SOLIC-ITED BY THE BOARD OF DIRECTORS OF THE COMPANY, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

TABLE OF CONTENTS
PROXY STATEMENT                                                    Page Numbers

General Information                                                     1
Voting Securities                                                       2
Election of Directors (Proposal 1)                                      3
      Nominees for Directors of the Company                             4
      Directors Continuing in Office                                    6
      Committees of the Board of Directors                              7
      Compensation of Principal Officers                                8
      Summary Compensation Table                                        9
      Pension Plan Table                                                9
      Alternative Pension Plan Disclosure                               10
      Compensation Committee Report                                     11
      Related Party Transactions with Management                        12
      Compensation Committee Interlocks and Insider Participation       12
      Performance Graph                                                 13
Ratification of Appointment of Independent Auditors (Proposal 2)        14
Other Matters                                                           14
Submission of Shareholder Proposals for 1995 Annual Meeting             14
Annual Report                                                           14
Form 10-K Report                                                        15


PROXY STATEMENT
MERCHANTS BANCSHARES, INC.
123 Church Street
Burlington, Vermont 05401

ANNUAL MEETING OF SHAREHOLDERS
May 24, 1994

GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Merchants Banc-shares, Inc. (the ''Company'') to be held on May 24, 1994 and at any adjourn-ments thereof. Shareholders of record at the close of business on April 8, 1994 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.01 per share, of the Company (the ''Common Stock'') on or about April 21, 1994.

      Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted FOR the election, as directors of the Company, of the nominees named within, and FOR the other proposals described within. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other mat-ters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

      A proxy may be revoked at any time prior to its exercise (i) by submit-ting a written notice, addressed to Susan D. Struble, Secretary, at the princi-pal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

      Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, The Merchants Bank (the ''Bank''). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

      Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge.

      The Company maintains its principal executive offices at 123 Church Street, Burlington, Vermont 05401, and its telephone number is (802) 658-3400.

VOTING SECURITIES

      As of April 8, 1994, the record date for the Annual Meeting, there were 4,242,927 shares of Common Stock of the Company outstanding, with 4,242,594 of those shares entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

      The following table provides information regarding persons or organiz-ations known by the Company to be the beneficial owners of more than five per-cent (5.00%) of the outstanding shares of Common Stock of the Company as of March 15, 1994.

			Amount and
			Nature of
Name of                 Beneficial      Percent of      Notes of
Beneficial Owner        Ownership (1)   Class           Explanation

General Educational     852,958 Shares  20.10%            (2)
Fund Inc.

The Merchants Bank      506,102 Shares  11.93%            (3)
401(k) Employee Stock
Ownership Plan

Charles A. Davis        266,975 Shares    6.29%           (4)


Notes of Explanation

      (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

      (2) The General Educational Fund, Inc., located at 164 College Street, Burlington, Vermont was established in perpetuity in 1918 for the purpose of providing financial assistance to full-time students attending institutions of higher education. The Board of Trustees of the General Educational Fund, Inc., consists of the following individuals, who also serve the Company and/or the Bank in the capacities as indicated: Ethan A. Allen, Jr., Senior Vice President of the Bank; Kathryn T. Boardman, Executive Vice President of the Bank; and Susan D. Struble, Director and Executive Vice President of the Bank and Direc-tor and Secretary of the Company. The number of shares indicated above does not include shares of Common Stock of the Company owned by the Trustees indivi-dually.

      During 1993 the General Educational Fund, Inc., sold 45,089 shares of Merchants Bancshares, Inc., common stock to the 401(k) Employee Stock Ownership Plan, or to individual investors. Prices per share were determined by averaging the bid and asked valuations per share for five days preceding the date of sale.
      (3) While participants in the 401(k) Employee Stock Ownership Plan have the right to designate how shares allocated to their respective accounts are to be voted, the Plan Administration Committee is authorized to determine the voting of shares for which no such designation is made by participants. The 401(k) Employee Stock Ownership Plan is administered at 164 College Street, Burlington, VT.

      (4) Included are shares owned by Charles A. Davis; shares in custody for sons, Tucker and Tyler, and the Charles and Marna Davis Foundation. Shares owned by his wife Marna Davis are not included. Mr. Davis is a General Partner of Goldman Sachs & Co., a New York based investment banking firm located at 85 Broad Street, New York, New York 10004. Mr. Davis resides at 1165 Fifth Avenue, New York, New York 10029, and is the son of Dudley H. Davis, President of the Bank and the Company.

	Except as set forth above, to the knowledge of the Company on March 15, 1994 no person was the record or beneficial owner of more than 5% of the out-standing shares of Common Stock of the Company. For information relating to ownership of Common Stock of the Company by directors and officers of the Com-pany, see ''ELECTION OF DIRECTORS'' below.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Com pany's executive officers, directors, and 10% shareholders to file initial re-ports of ownership and reports of changes of ownership of the Company's common stock with the Securities & Exchange Commisison. Based upon a review of copies of such reports received by it or written representations from certain repor-ting persons that no other reports were required, the Company believes that, during 1993, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

ELECTION OF DIRECTORS
(Proposal Number 1)

      The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors, which shall consist of not less than nine or more than twenty-one individuals divided into three classes as nearly equal in size as possible.

      At a meeting held on February 11, 1994, the Board of Directors of the Company unanimously voted to fix the number of directors at thirteen, and to introduce for adoption at the Annual Meeting the following resolution:

      RESOLVED: That Peter A. Bouyea, Charles A. Davis, Dudley H. Davis,
Thomas F. Murphy, and Susan D. Struble be elected to serve as Class I directors of Merchants Bancshares, Inc., each for a three year term expiring on the date of the Annual Meeting of Shareholders in 1997, or until their successors are duly elected and qualified in accordance with the By-laws of the Company.

NOMINEES FOR DIRECTORS OF THE COMPANY
      The following table sets forth the names and addresses of the five nomi-nees for director of the Company, their principal occupations, ages and periods of service as directors of the Company, and information regarding their owner-ship of shares of Common Stock of the Company as of March 15, 1994. The Class I nominees have each been nominated for a three year term expiring in 1997. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

									Director        Amount and
									of              Nature of
	Name and                     Principal                          Company         Beneficial      Percent of
Class   address                 Age  Occupation (1)                     Since           Ownership (2)   Class

I       Peter A. Bouyea         46   President, Bouyea-Fassetts, Inc.   nominee           27,927           *
	111 South Cove Road          South Burlington, VT
	Burlington, VT

I       Charles A. Davis        45   General Partner, Goldman           1985            266,975         6.29%
	1165 Fifth Ave.              Sachs & Co., 85 Broad St.
	New York, NY                 New York, NY

I       Dudley H. Davis.        72   President & CEO                    1956             60,348 (3)     1.42%
	Sunset Cliff                 The Merchants Bank and
	Burlington, VT               Merchants Bancshares, Inc.

I       Thomas F. Murphy        51   President, Burlington News         1985             25,604          *
	5 Driftwood Lane             Agency, Colchester, VT
	Burlington, VT
I       Susan D. Struble        54   Executive Vice President,          1989              9,180          *
	33 South Bay Circle          Senior Real Estate Loan
	Colchester, VT               Officer, The Merchants
				     Bank, Secretary of
				     Merchants Bancshares, Inc.

NOTES:
(1) During the past five years, the principal occupation and employment of each Class I director has been in the capacity as set forth above.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

(3) Does not include 52,393 shares held in a trust dated September 12, 1987 as to which Mr. Davis has no voting or investment powers.

The following biographical information is provided for the five nominees as indicated above:

Peter A. Bouyea

    While Peter A. Bouyea is a new nominee for director of the Company he has served as a director of the Bank since 1993. He is President of Bouyea-Fassetts Inc., a wholly owned indirect subsidiary of Philip Morris Corporation. He is a director of the American Bakeries Cooperative, and the secretary/treasurer, and a director of the Ronald McDonald House of Burlington, Vermont. He is 46 years of age, and resides with his wife Linda and family at 111 South Cove Road, Bur-lington, Vermont. The Board of Directors has nominated Mr. Bouyea to serve as a Class I director for a three-year term expiring on the date of the Annual Mee-ting in 1997.

Charles A. Davis

    Charles A. Davis has served as a director of the Company since 1985. He is a General Partner in Goldman Sachs & Company, 85 Broad Street, New York, New York. He is 45 years of age, and resides with his wife Marna, and sons Tucker and Tyler, at 1165 Fifth Avenue, New York, New York. The Board of Directors has nominated Mr. Davis to serve as a Class I director for a three-year term ex-piring on the date of the Annual Meeting in 1997.

Dudley H. Davis

    Dudley H. Davis has served as a director of the Bank since 1956, and as Chief Executive Officer and President of the Bank since 1968. He has been a Director and President of Merchants Bancshares, Inc., since its inception on January 27, 1984. He is 72 years of age, and resides at Sunset Cliff, Burling-ton, Vermont. The Board of Directors has nominated Mr. Davis to serve as a Class I director for a three-year term expiring on the date of the Annual Meet-ing in 1997.

Thomas F. Murphy

    Thomas F. Murphy has served as a director of the Bank and Company since 1985. He is President of Burlington News Agency, Inc., Daytona News, Inc., Plattsburgh News Company, and Todd Realty. He is 51 years of age and resides with his wife Jane and family at 5 Driftwood Lane, Burlington, Vermont. The Board of Directors has nominated Mr. Murphy to serve as a Class I director for a three-year term expiring on the date of the Annual Meeting in 1997.

Susan D. Struble

    Susan D. Struble has served as a director of the Bank and Company since 1989. She has been employed by The Merchants Bank since 1978 and is an Execu-tive Vice President with responsibility for all real estate lending activities. She is President of Merchants Properties, Inc., a Director of Queneska Capital Corporation, President of the General Educational Fund, Inc., and a Trustee of Merchants Bank Foundation, Inc. She is 54 years of age and resides with her husband Robert at 33 South Bay Circle, Colchester, Vermont. The Board of Direc-tors has nominated Mrs. Struble to serve as a Class I director for a three-year term expiring on the date of the Annual Meeting in 1997.

      As of March 15, 1994, to the knowledge of the company, the existing and continuing directors, nominees for director, and principal officers of the com-pany and the bank as a group (28 persons) were the beneficial owners of 785,711 shares of common stock of the company, constituting 18.52% of the outstanding number of shares. Mr. Edward W. Haase, Treasurer of the Company and Bank, was the beneficial owner of 4,244 shares of common stock of the company, constitu-ting .10% of the outstanding number of shares.

      If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. Nei-ther the Bylaws of the Company nor applicable law restrict the nomination of other individuals to serve as directors, and any shareholder present at the Annual Meeting may nominate another candidate, or candidates, at the Annual Meeting.

      An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Shares for which authority to vote for any nominee is withheld on a proxy will have the effect of negative votes as to that nominee. The Board of Directors of the Company recommends that you vote ''FOR'' the election of the nominees listed above.

DIRECTORS CONTINUING IN OFFICE
CLASS II
The terms of the following Class II incumbent directors will expire on the date of the 1995 Annual Meeting of Shareholders.

									    Amount and
							       Director of  Nature of
       Name and                     Principal                   Company      Beneficial     Percent of
Class  Address                 Age  Occupation (1)              Since        Ownership (2)  Class

II      Jeffrey L. Davis       41  President, J.L. Davis, Inc.  1993           24,563          *
	Underhill Center, VT       Burlington, VT

II      Michael G. Furlong     43  Attorney, Sheehey            1991           13,023          *
	231 Lakewood Parkway       Brue Gray & Furlong, P.C.
	Burlington, VT             Burlington, VT

II      Raymond C. Pecor, Jr.  54  President                    1978          111,077        2.62%
	Pine Haven Shore           Lake Champlain
	Shelburne, VT              Transportation Co.
				   Burlington, VT

II      Patrick S. Robins      55  President                    1974          119,421          *
	1 Juniper Terrace          McAuliffe, Inc.
	Burlington, VT             Burlington, VT

* Shareholdings represent less than 1.00% of class

NOTES:
(1) During the past five years, the principal occupation and employment of each Class II director has been in the capacity as set forth above.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

RETIRING DIRECTOR
Remo R. Pizzagalli, Executive Vice President, Pizzagalli Construction Company of South Burlington, VT, resigned as a director on December 31, 1993. Mr. Pizzagalli had served as a director of the Company, and the Bank, since 1987.

CONTINUING CLASS III DIRECTORS
The terms of the following Class III incumbent directors will expire on the date of the 1996 Annual Meeting of Shareholders.

							     Director   Amount and
							     of         Nature of
	Name and                   Principal                 Company    Beneficial      Percent of
Class   Address               Age  Occupation (1)            Since      Ownership (2)   Class

III     Jack DuBrul II        60   President, Automaster      1978        23,015          *
	Harbour Road               Motor Company
	Shelburne, VT              Shelburne, VT

III     Leo O'Brien, Jr.      62   Partner, O'Brien Brothers  1969        17,819          *
	200 Old Farm Road          Agency (Real Estate)
	So. Burlington, VT         So. Burlington, VT

III     Benjamin F. Schweyer  68   Of Counsel, Eastman        1969        64,253        1.51%
	41 Brewer Parkway          & Sherrer
	So. Burlington, VT         Burlington, VT

III     Robert A. Skiff       52   President, Fellow for      1984         2,205          *
	303 Swift Street           Economic Development,
	So. Burlington, VT         University of Vermont
				   Burlington, VT

* Shareholdings represent less than 1.00% of class

NOTES:
(1) During the past five years, with the exception of Mr. Skiff, the principal occupation and employment of each Class III director has been in the capacity as set forth above. Mr. Skiff stepped down as President of Champlain College on July 1, 1992 after serving in that capacity for the past fifteen years. He is now associated with the University of Vermont, Burlington, VT.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

Attendance of Directors
	During 1993, twenty-three meetings of the Board of Directors of Merchants Bancshares, Inc., were held. The following directors of Merchants Bancshares, Inc., attended fewer than seventy-five percent of the meetings of the Company: Charles A. Davis, Thomas F. Murphy, Leo O'Brien, Jr., Raymond C. Pecor, Jr., and Remo Pizzagalli.

Compensation of Directors
	The directors of the Company are paid a retainer of $7,000.00 annually and $500.00 for each of the first six board meetings attended during the fiscal year. The directors of the Bank receive a fee of $250.00 for each meeting of the board attended, up to a maximum limit of $10,000.00 per year.


COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Bank has designated an Audit, Regulatory Over-sight and Implementation, and Compensation Committees whose composition and objectives are as described below. The Compensation Committee of the Bank also serves in effect as the Compensation Committee of the Company.

Audit Committee:
During 1993 nine meetings of the Audit Committee, consisting of Robert A. Skiff Chairman, Thomas F. Murphy, Leo O'Brien, Jr., Raymond C. Pecor, Jr. and Ben-jamin F. Schweyer, were held.

The functions of the audit committee are (i) to serve as the primary means of communication between the board of directors and both the independent account-ants and the internal auditor, (ii) to assist and make recommendations to the board of directors in fulfilling its responsibilities relating to the Bank's financial reporting and internal control policies and practices, (iii) to re-view with the independent accountants and the internal auditor the scope of the annual audit plan, the results of the annual audit and the adequacy of the Bank's internal accounting controls, (iv) to make recommendations to the board of directors with respect to the selections of independent accountants, (v) to review any non-audit services rendered by the independent accountants, (vi) to monitor compliance with the Bank's business ethics policies and (vii) to engage independent accountants and other professional advisors to conduct such special reviews or studies as the committee deems appropriate in fulfilling its responsibilities.

Other areas covered by the Audit Committee on a regular basis are: (i) reviews of management's analysis of loan assets, (ii) evaluation of the adequacy of loan loss reserves, (iii) regulatory compliance, including reports issued in accordance with Section 112 of the Federal Deposit Insurance Corporation Im-provement Act, (iv) security and (v) insurance coverages.

Regulatory Oversight and Implementation Committee:
	During 1993, fifteen meetings of the Regulatory Oversight and Imple-mentation Committee, consisting of directors Raymond C. Pecor, Jr., chairman, Michael G. Furlong, Jeffrey L. Davis, Thomas F. Murphy and Jack DuBrul II, were held.
	The committee's primary function is to direct the overall thrust of the Company's efforts in responding to regulatory concerns and to monitor progress in meeting goals. Specifically, the comittee's duties include the establishment of goals to respond to the regulatory concerns, identify specific tasks, set priorities and timetables, provide resources needed (including outside consult-ing and legal needs), monitor progress, review the reporting and evaluate management's performance in the response process. Additional responsibilities include the monitoring of costs of compliance and the reporting of the activi-ties to the full Board.

Compensation Committee:

      During 1993 the Committee held one meeting. Since December 23, 1992, the Committee has consisted of the following independent members of the Board of
Directors: Jack DuBrul II, Chairman, Michael G. Furlong, and Richard H.
Wadhams.

COMPENSATION OF PRINCIPAL OFFICERS

      The following table sets forth aggregate cash compensation paid by the
Bank over the past three calendar years to the three most highly compensated principal officers of the Company or the Bank whose salary and bonus for 1993 exceeded $100,000.
Summary Compensation Table
					Annual Compensation
Name and                                                          All Other
Principal Position              Year    Salary (1)      Bonus     Compensation
Dudley H. Davis                 1993    $311,336  (2)   $  5,076  $119,397  (3)
President and Director          1992    $290,704  (2)   $ 10,398  $119,844  (3)
of the Company and Bank         1991    $284,816  (2)   $  2,027  $113,176  (3)

Susan D. Struble                1993    $128,896  (2)   $  5,380  $114,367  (4)
Executive Vice President,       1992    $125,885  (2)   $  9,300  $114,474  (4)
Director of the Company         1991    $117,817  (2)   $  6,754  $114,503  (4)
and Bank and Senior Real
Estate Loan Officer

Edward W. Haase                 1993    $196,933  (2)   $  5,109  $113,680  (5)
Senior Vice President,          1992    $195,745  (2)   $  5,815  $113,821  (5)
Treasurer and Controller        1991    $190,962  (2)   $  2,700  $114,163  (5)

Notes of Explanation:
(1) Includes Director's fees as received from the Bank, the Company, and for Mr. Davis, the Merchants Trust Company, a wholly owned Bank subsidiary. Payment of a portion of these fees were deferred at the election of Mr. Davis and Mrs. Struble.
(2) Payment in the amount of $26,000 represents director's fees paid during 1993, but which were earned for previous years of service.
(3) Includes Mr. Davis' 401(k) ESOP employer contributions for 1993 of $7,375; $2,749 in premiums paid on split-dollar life insurance for 1993; and $109,273 allocated pursuant to the terms of the Executive Salary Continuation Plan, a description of which is contained under "Alternative Pension Plan Disclosure."
(4) Includes Mrs. Struble's 401(k) ESOP employer contributions for 1993 of $4,027; and $340 in group term life insurance premiums.
(5) Includes Mr. Haase's 401(k) ESOP employer contributions for 1993 of $3,584; and $96 in group term life insurance premiums.

				Pension Plan Table
					Estimated Annual Retirement Benefit
					for Specified Years of Credited Service

Annual Compensation       20               30              40
$50,000                $15,516          $23,274         $25,774
$75,000                $25,412          $38,118         $41,868
$100,000               $35,412          $53,118         $58,118
$125,000               $45,412          $68,118         $74,368
$150,000               $55,412          $83,118         $90,618
$175,000               $65,412          $98,118        $106,868
$200,000               $75,412         $113,118        $115,641
$225,000               $85,412         $115,641        $115,641
$250,000               $89,748         $115,641        $115,641
$275,000               $89,748         $115,641        $115,641
$300,000               $89,748         $115,641        $115,641
$325,000               $89,748         $115,641        $115,641

      The above table shows the estimated annual retirement benefits payable upon retirement to persons in a specified compensation and years of credited service classification. The assumptions are: that they retire at age 65 during 1994; that each member's final average compensation is equal to his or her annual compensation amounts provided that, if annual compensation exceeds $235,840 for illustration purposes the final average compensation has been set equal to $235,840; and that they elect a straight life annuity form of payment. The retirement benefits listed in the table take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994 and assumes an employee earned the annual compensation listed on the table for the calendar year 1993. The maximum annual benefit limitations as set forth in the plan and under Section 415 of the Internal Revenue Service Code have also been accounted for in the table.

      The compensation used to determine the estimated pension benefits due to the officers listed in the Summary Compensation Table is that disclosed in the ''Salary'' column of that table and is equal to base salary earned for 1993 (subject to the maximum annual benefit limitations under Section 415 of the IRS code). As of December 31, 1993, the credited years of service for Mr. Davis, Ms. Struble and Mr. Haase are 47.5, 15.5 and 8, respectively.
ALTERNATIVE PENSION PLAN DISCLOSURE

      The Company adopted an Executive Salary Continuation Plan in 1986 which provides for a monthly benefit payable for 15 years to the officers named in the Summary Compensation Table, upon each officer's normal retirement date at age 65 (age 73 in the case of Mr. Davis). The plan employs a step-vesting schedule which begins at age 55. The monthly benefits payable at age 65 (age 73 for Mr. Davis) for a period of 15 years for Mr. Davis, Ms. Struble and Mr. Haase are: $9,106, $4,479 and $5,122, respectively.

Compensation Committee Report:
	In 1993 the Compensation Committee of the Board of Directors (the "Com-mittee") was composed of three non-employee directors: Jack DuBrul II, Chair-man, Michael G. Furlong and Richard H. Wadhams. Mr. Furlong resigned from the Committee effective December 31, 1993; a successor will be named by the Board of Directors in 1994.
	The Committee is responsible for setting and administering executive officer salaries and long-term incentive plans that govern the compensation paid to all senior managers of the Bank. In addition, the Committee recommends to the full Board the general compensation levels of the Bank and is respon-sible for reviewing performance appraisals of all senior managers.
	The following report describes the policies of the Committee regarding compensation paid to the named officers during 1993.
	The key factor used by the Committee in determining its recommendation to the Board was its subjective assessment of management's overall ability and dedication to enhancing the long-term value of the Bank, not based on any specific or objective criteria.
	Based upon the Committee's recommendations, the Board approved a merit pool equal to 3.5% of aggregate salaries, to be awarded to Bank employees based on subjective individual performance evaluations. Applying subjective criteria, the Chief Executive Officer reviewed the individual performance of each execu-tive officer (other than himself) and submitted his recommendations as to the allocation of this pool to the Committee for consideration and presentation to the entire Board.
	Generally, compensation for the Chief Executive Officer is based upon qualitative factors using subjective criteria as reflected by the Bank's profitability, and individual performance. The CEO's salary for 1993 was frozen at his request for the third consecutive year. During 1993 bonus awards were paid to the three named executive officers under a profit sharing plan which encompassed virtually all employees of the Bank. Under the plan, all eligible full-time employees received one week's salary as a bonus. In addition, the CEO was allowed a discretionary "pool" from which to pay out bonuses to individuals who, in his judgement, using subjective criteria, deserved additional compensa-tion based upon their individual performance during the year. The CEO did not share in the discretionary bonus pool.
	The Compensation Committee has not yet had occasion to adopt any policy on the new tax law disallowing deductions on annual compensation in excess of $1 million for certain executives of public companies. The Company believes that compensation expected to be paid during 1994 will be below the compensa-tion limitation.

						Jack DuBrul II, Chairman
						Michael G. Furlong
						Richard H. Wadhams

Related Party Transactions
      As described below under "Compensation Committee Interlocks and Insider Participation," the Bank engages in banking transactions with directors and officers of the Company, and with their associates, and also obtained, and anticipates obtaining in fiscal 1994, legal services from a law firm of which Michael G. Furlong, a director of the Company and the Bank, is a director, as well as obtaining automobiles and related services from a company affiliated with Jack DuBrul II, a director of the Company and the Bank.
	During 1993 the Bank purchased office supplies and equipment on a com-petitive bid basis from McAuliffe, Inc., valued at $658,932. Patrick S. Robins, who is President of McAuliffe, Inc., is a Class II director of the Company and the Bank.

Compensation Committee Interlocks and Insider Participation
      During 1993, the Compensation Committee included Jack DuBrul II, Michael
G. Furlong and Richard H. Wadhams.
      During 1993, the Bank purchased automobiles and automotive services on a competitive basis from Automaster, Inc., valued at $98,905. Jack A. DuBrul II, who is President of Automaster, Inc., is a Class III director of the Company and the Bank. Mr. DuBrul is chairman of the Compensation Committee.
	The bank obtained legal services during 1993, and anticipates obtaining such services during 1994, from the firm of Sheehey, Brue, Gray & Furlong, P.C. of which Michael G. Furlong is a partner. Fees paid to this firm by the Bank for services and expenses in 1993 aggregated $123,834.

Performance Graph
      A comparison of five year cumulative total return to shareholders of Mer-chants Bancshares, Inc., to a group of bank holding companies selected by the Company, and to the NASDAQ market index is indicated below. Data is shown both in tabular format and in the following graph. The peer group of bank holding companies consists of the following: Arrow Financial Corporation (AROW); Chittenden Corporation (CNDN); Eastern Bancorp, Inc., (VFBK); Evergreen Corpo-ration (EVGN); and Vermont Financial Services Corporation (VFSC). These are five of the six large financial institutions with which the Bank believes it competes most directly for market share.

FIVE YEAR COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG MERCHANTS BANCSHARES, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON DEC. 31, 1988
WITH ALL DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 1993


				Table
			Fiscal Year Ending

Company                         1988     1989     1990     1991    1992      1993
Merchants Bancshares, Inc.    $100.00  $106.41  $ 76.68  $104.47  $142.54  $114.58
Peer Group                     100.00    92.80    57.06    65.67    95.21   124.24
Broad Market                   100.00   112.89    91.57   117.56   118.71   142.40


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal Number 2)

      The Board of Directors of the Company has selected Arthur Andersen & Co., independent certified public accountants, to audit the books, records and accounts of the Company and the Bank for the year ending December 31, 1994. Arthur Andersen & Co. has served as independent auditors for the Bank and Com-pany since 1974, and has no direct financial interest in the Company or the Bank.

      Representatives of Arthur Andersen & Co., are not scheduled to be present at the Annual Meeting of Shareholders.

      Ratification of the appointment of Arthur Andersen & Co., as the Com-pany's independent accountants for the 1994 calendar year will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of negative votes on this matter.

      The Board of Directors recommends that stockholders vote ''FOR'' ratific-ation of the appointment of Arthur Andersen & Co., as the Company's independent accountants for the 1994 calendar year.

OTHER MATTERS

      The Board of Directors of the Company know of no additional matters which are likely to be presented for action at the Annual Meeting other than the three proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is in-tended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pur-suant to the discretionary authority conferred by the proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

      Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 1995, scheduled to be held on Tuesday, April 25, 1995, will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to December 23, 1994. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

ANNUAL REPORT

      A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1993, which includes financial statements, has been mailed to all shareholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to the Secretary of the Company at the address indicated below.

ANNUAL DISCLOSURE STATEMENT

      Pursuant to 12 CFR 350 of FDIC Rules & Regulations, a copy of The Mer-chants Bank's Annual Disclosure Statement may be obtained without charge by contacting the person indicated below. The Annual Disclosure Statement presents the Bank's financial condition, and results of operation for the fiscal years ended 1992 and 1993.

The Merchants Bank
F.G. Smith, SVP & Compliance Officer
123 Church Street
Burlington, Vermont 05401
Tel. (802) 658-3400

FORM 10-K REPORT

      A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of the Company on written request to the Secretary of the Company at the address indicated below.

By Order of the Board of Directors

Susan D. Struble

Secretary
Merchants Bancshares, Inc.

123 Church Street
Burlington, Vermont 05401

April 21, 1994


Mailing Address:
Merchants Bancshares, Inc.
123 Church Street
Burlington, Vermont 05401

Date: April 21, 1994